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Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File numbers 333-07205, 333-07207, 333-07211,
333-07213, 333-52295, 333-82131 and 333-95401) of SS&C Technologies, Inc. of our
report dated February 10, 2000 relating to the consolidated financial statements which appears in the 1999 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
March 29, 2000